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                                                  Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      Charles River Associates Incorporated
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Massachusetts                                         04-2372210
-------------------------------                            ----------------
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                           Identification No.)


200 Clarendon Street, Boston, Massachusetts                      02116
-------------------------------------------                     -------
(Address of principal executive offices)                       (Zip Code)

                      CHARLES RIVER ASSOCIATES INCORPORATED
                1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                James C. Burrows
                      Charles River Associates Incorporated
                              200 Clarendon Street
                           Boston, Massachusetts 02116
                                 (617) 425-3000
                      --------------------------------------
                          (Name and address, including
              telephone number and area code, of agent for service)

                                 WITH A COPY TO:
                           Peter M. Rosenblum, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                                       Proposed
    Title of                          Proposed         Maximum
   Securities         Amount          Maximum         Aggregate       Amount of
      to be            to be      Offering Price      Offering      Registration
   Registered       Registered       Per Share         Price             Fee
--------------------------------------------------------------------------------

Common Stock          326,000        $18.50 (1)     $6,031,000 (1)    $1,780 (1)
(without par value)   shares

Common Stock          644,000        $23.82 (2)    $15,340,080 (2)    $4,526 (2)
(without par value)
================================================================================

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         (1) For shares issuable pursuant to stock options outstanding on
September 9, 1998, calculated pursuant to Rule 457(h) based on the exercise price of these options.

         (2) Estimated pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation National Market System on September 9, 1998.

                   -------------------------------------------





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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

         (a) the Prospectus dated April 23, 1998 of Charles River Associates Incorporated (the "Company" or the "Registrant") included in the Company's Registration Statement on Form S-1, File No. 333-46941, as declared effective by the Commission on April 23, 1998;

         (b) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 23, 1998 under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

         (c) the Company's quarterly report on Form 10-Q filed with the Commission on June 26, 1998 under Section 13 of the Securities Exchange Act of 1934, as amended.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the securities registered hereby is being passed upon for the Company by Foley, Hoag & Eliot LLP, Boston, Massachusetts.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Company's Amended and Restated Articles of Organization provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director of the Company to the maximum extent permitted by Massachusetts law.
Section 13(b)(1 1/2) of Chapter 156B of the Massachusetts General Laws (the "Massachusetts Business Corporation Law") provides that the articles of organization of a corporation may state a provision eliminating or limiting the personal liability of a director to a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under


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section 61 or 62 of the Massachusetts Business Corporation Law dealing with liability for unauthorized distributions and loans to insiders, respectively, or (iv) for any transaction from which the director derived an improper personal benefit.

         Article 6 of the Company's Amended and Restated Articles of Organization further provides that the Company shall, to the fullest extent authorized by the Massachusetts Business Corporation Law, indemnify each person who is, or shall have been, a director or officer of the Company or who is or was a director or employee of the Company and is serving, or shall have served, at the request of the Company, as director or officer of another organization or in any capacity with respect to any employee benefit plan of the Company, against all expense, liability and loss (including, but not limited to, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with, or arising out of, any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in which they may be involved by reason of being or having been such a director or officer or as a result of service with respect to any such employee benefit plan. Section 67 of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interest of the corporation or, to the extent such matter related to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The effect of these provisions would be to permit indemnification by the Company for, among other liabilities, liabilities arising out of the Securities Act of 1933, as amended.

         Section 67 of the Massachusetts Business Corporation Law also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. The Company has procured a directors' and officers' liability and company reimbursement liability insurance policy that (i) insures directors and officers of the Company against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (ii) insures the Company against losses (above a deductible amount) arising from any such claims, but only if the Company is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Company's Amended and Restated Articles of Organization or Restated By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

4.1 Amended and Restated Articles of Organization of the Company (filed as Exhibit 3.2 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).


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4.2      Amended and Restated By-Laws of the Company (filed as Exhibit 3.4 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).

4.3 Charles River Associates Incorporated 1998 Incentive and Nonqualified Stock Option Plan (filed as Exhibit 10.1 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).

5.1      Opinion of Foley, Hoag & Eliot LLP.

23.1     Consent of Ernst & Young LLP, Independent Auditors.

23.2     Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1     Power of Attorney (contained on the signature page).

ITEM 9.  UNDERTAKINGS.

         1. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         2. The undersigned registrant hereby undertakes:

              (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any  prospectus  required by Section  10(a)(3)
              of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

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                (iii) To include any material information with
              respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 2 (a)(1)(i) and 2 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

              (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 15th day of September, 1998.

                                 CHARLES RIVER ASSOCIATES INCORPORATED



                                 By:/s/ JAMES C. BURROWS
                                    --------------------
                                        James C. Burrows
                                        President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James C. Burrows, Laurel E. Morrison and Firoze E. Katrak, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or any substitute or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                    Title                           Date
----------                   -----                           ----

/s/ FRANKLIN  M.FISHER       Chairman of the Board           September 15, 1998
----------------------
    Franklin M. Fisher


/s/ JAMES C. BURROWS         President, Cheif Executive      September 15, 1998
--------------------         Officer and Director
    James C. Burrows         (principal executive officer)

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 Signature                                  Title                     Date
 --------                                   -----                     ----

/s/ LAUREL E. MORRISON         Chief Financial Officer,       September 15, 1998
----------------------         Vice President, Finance and
    Laurel E. Morris           Administration,and Treasurer
                               (principal financial and
                               accounting officer



/s/ FIROZE E. KATRAK           Vice President and Director    September 15, 1998
--------------------
    Firoze E. Katrak


/s/ WILLIAM B. BURNETT         Vice President and Director    September 15, 1998
----------------------
    William B. Burnett


/s/ CARL KAYSEN                Director                       September 15, 1998
---------------
    Carl Kaysen


/s/ ROWLAND T. MORIARTY        Director                       September 15, 1998
-----------------------
    Rowland T. Moriarty

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                                  EXHIBIT INDEX

Exhibit
  No.             Description

4.1 Amended and Restated Articles of Organization of the Company (filed as Exhibit 3.2 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).

4.2               Amended and Restated By-Laws of the Company (filed as
                  Exhibit 3.4 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).

4.3 Charles River Associates Incorporated 1998 Incentive and Nonqualified Stock Option Plan (filed as Exhibit 10.1 to the Company's registration statement on Form S-1, File No. 333-46941, and incorporated herein by reference).

5.1               Opinion of Foley, Hoag & Eliot LLP.

23.1              Consent of Ernst & Young LLP, independent auditors.

23.2              Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1).

24.1              Power of Attorney (contained on the signature page).